Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

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New York 10036-6522

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Great Elm Capital Group, Inc. 200 Clarendon Street, 51st Floor Boston, MA 02116	TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com November 18, 2016

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Re:       Great Elm Capital Group, Inc.

Registration Statement on Form S‑1

Ladies and Gentlemen:

We have acted as special counsel to Great Elm Capital Group, Inc., a Delaware corporation (the “Company”), in connection with the issuance by the Company to the holders of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the close of business on the date the Registration Statement (as defined below) becomes effective (the “Effective Date”) of rights transferable prior to their exercise only to the extent the shares of Common Stock to which they are attached are transferred from and after the Effective Date (the “Rights”), entitling the holders of such Rights to subscribe for a number of shares of Common Stock equal to $45 million by the subscription price equal to eighty percent of the volume weighted average price of the Common Stock for the thirty consecutive trading days ending on and including the Effective Date (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)       the registration statement on Form S-1 (File No. 333-          ) of the Company relating to the Shares filed on November 18, 2016 with the Securities and Exchange Commission (the “Commission”) under the Securities Act,  including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the

Great Elm Capital Group, Inc.

November 18, 2016

Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)       an executed copy of a certificate of Richard S. Chernicoff, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);(c) a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of November 18, 2016, and certified pursuant to the Secretary’s Certificate;

(d)       a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(e)       the form of Common Stock certificate evidencing the Shares filed as Exhibit 4.1 to the Registration Statement;

(f)        the form of Subscription Certificate evidencing the Rights filed as Exhibit 4.3 to the Registration Statement; and

(g)       a copy of certain resolutions of the Board of Directors of the Company, adopted on September 13, 2016, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Registration Statement, as finally amended (including all necessary post effective amendments), has become effective under the Securities Act:

1.       The Rights will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued or otherwise distributed in accordance with the

Great Elm Capital Group, Inc.

November 18, 2016

terms of the Registration Statement and the Subscription Certificate, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.       The Shares, upon exercise of the Rights, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued and sold as contemplated by the Registration Statement upon payment of the agreed upon consideration therefor, will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a)       the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)       we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Rights or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; and

(c)        to the extent that any opinion relates to the enforceability of the choice of New York law contained in the Subscription Certificate, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)       neither the distribution by the Company of the Rights nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Shares: (i)  constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)        neither the distribution by the Company of the Rights nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Shares, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Great Elm Capital Group, Inc.

November 18, 2016

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.   In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJM